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INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-10559 of Burnham Pacific Properties, Inc. on Form S-8 of our report dated February 28, 1997 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1996, and to the reference to us under the headings "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

San Diego, California
July 18, 1997